As filed with the Securities and Exchange Commission on December 15, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIRRUS LOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0024818
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

800 W. 6th Street

Austin, Texas 78701

(Address of principal executive offices, including zip code)

CIRRUS LOGIC, INC. 2006 STOCK INCENTIVE PLAN

(Amended and Restated as of July 28, 2014)

(Full title of the plan)

Gregory Scott Thomas

800 W. 6th Street

Austin, Texas 78701

(512) 851-4000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large Accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share (“Common Stock”)	5,000,000 shares	$18.37 (2)	$91,850,000 (2)	$10,672.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the Cirrus Logic, Inc. 2006 Stock Incentive Plan, amended and restated as of July 28, 2014 (the “Plan”).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 5,000,000 shares of Common Stock being registered hereby is based on a price of $18.37, which is the average of the high and low trading prices per share of Common Stock of Cirrus Logic, Inc. (the “Company” or the “Registrant”) as reported on the Nasdaq Global Select Market on December 8, 2014.

EXPLANATORY NOTE

On August 1, 2006, the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 17,000,000 shares of Common Stock for issuance pursuant to the Plan. This Registration Statement registers an additional 5,000,000 additional shares of Common Stock for issuance under the Plan. Accordingly and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on August 1, 2006 (File No. 333- 136219) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K filed on May 28, 2014 (for the year ended March 29, 2014);

•	The Registrant’s Quarterly Reports on Form 10-Q filed on July 23, 2014 (for the quarter ending June 28, 2014) and on October 30, 2014 (for the quarter ending September 27, 2014);

•	The Registrant’s Current Reports on Form 8-K or Form 8-K/A filed on April 14, 2014; April 29, 2014 (excluding Item 7.01); May 28, 2014; July 29, 2014; August 21, 2014; September 3, 2014; September 22, 2014; October 29, 2014 (solely with respect to Item 9.01); and December 3, 2014;

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission on June 16, 1997, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, on December 15, 2014.

CIRRUS LOGIC, INC.

By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Vice President, Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Thurman K. Case as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 15, 2014. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ Jason P. Rhode Jason P. Rhode	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thurman K. Case Thurman K. Case	Vice President, Chief Financial Officer and Principal Accounting Officer (Principal Financial and Accounting Officer)

/s/ Alan R. Schuele Alan R. Schuele	Director

/s/ Timothy R. Dehne Timothy R. Dehne	Director

/s/ Christine King Christine King	Director

/s/ John C. Carter John C. Carter	Director

/s/ William D. Sherman William D. Sherman	Director

/s/ Susan Wang Susan Wang	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on August 26, 1998 (Registrant’s Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the SEC on June 22, 2001).

4.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Registrant’s Report on Form 8-K filed with the Commission on September 20, 2013).

4.3*	Cirrus Logic, Inc. 2006 Stock Incentive Plan, amended and restated as of July 28, 2014.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.